Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d–1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $2.00 per share of The Cronos Group, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d–1(k)(2), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: April 13, 2005
WAVELAND PARTNERS, L.P.
	By:	Waveland Capital Management, L.P.
	Its:	General Partner
	By:	Clincher Capital Corporation
	Its:	General Partner

	By:	/s/ David S. Richter
David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, L.P.
	By:	Clincher Capital Corporation
	Its:	General Partner

	By:	/s/ David S. Richter
David S. Richter, President

CLINCHER CAPITAL CORPORATION

	By:	/s/ David S. Richter
David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, LLC

	By:	/s/ David S. Richter
David S. Richter, Manager

WAVELAND PARTNERS, LTD

	By:	/s/ David S. Richter
David S. Richter, Director

WAVELAND INVESTMENTS, LLC

	By:	/s/ Dennis M. Zaslavsky
Dennis M. Zaslavsky, Manager

	By:	/s/ Dennis M. Zaslavsky
Dennis M. Zaslavsky